UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2024

SARATOGA INVESTMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00732	20-8700615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 906-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SAR	New York Stock Exchange
6.00% Notes due 2027	SAT	New York Stock Exchange
8.00% Notes due 2027	SAJ	New York Stock Exchange
8.125% Notes due 2027	SAY	New York Stock Exchange
8.50% Notes due 2028	SAZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2024, Saratoga Investment Corp. (the “Company”) and its wholly owned special purpose subsidiary, Saratoga Investment Funding III LLC (“SIF III”), entered into a Credit and Security Agreement (the “Credit Agreement”), by and among SIF III, as borrower, the Company, as collateral manager and equityholder, the lenders from time to time parties thereto, Live Oak Banking Company (“Live Oak”), as administrative agent and collateral agent, U.S. Bank National Association, as custodian, and U.S. Bank Trust Company, National Association, as collateral administrator, relating to a special purpose vehicle financing credit facility (the “Live Oak Credit Facility”).

The Live Oak Credit Facility provides for borrowings in U.S. dollars in an aggregate amount of up to $50.0 million. During the first two years following the closing date, SIF III may request one or more increases in the commitment amount from $50.0 million to an amount not to exceed $150.0 million, subject to certain terms and conditions and a customary fee. The terms of the Credit Agreement require a minimum drawn amount of $12.5 million at all times during the period ending March 27, 2025 and, thereafter, the greater of: (i) $25.0 million and (ii) 50% of the facility amount in effect at such time. The Live Oak Credit Facility matures on March 27, 2027. Advances are available during the term of the Live Oak Credit Facility and must be repaid in full at maturity. SIF III may request an extension of the maturity date by an additional one year, subject to the agreement of the lenders and an extension fee.

Advances under the Live Oak Credit Facility are subject to a borrowing base calculation, and the Live Oak Credit Facility has various eligibility criteria for loans to be included in the borrowing base. Advances under the Live Oak Credit Facility bear interest at a floating rate per annum equal to Adjusted Term SOFR plus an applicable margin between 3.50% and 4.25% based on the Live Oak Credit Facility’s utilization. The Credit Agreement also provides for an unused fee of 0.50% on the unused commitments. SIF III’s obligations to the lenders under the Live Oak Credit Facility are secured by a first priority security interest in substantially all of SIF III’s assets. In addition, SIF III’s obligations to the lenders under the Live Oak Credit Facility are secured by a pledge by the Company of its equity interests in SIF III, which is evidenced by the Equity Pledge Agreement, dated as of March 27, 2024 (the “Equity Pledge Agreement”), by and between the Company, as pledgor, and Live Oak, as collateral agent for the benefit of the secured parties.

In connection with the Credit Agreement, the Company and SIF III entered into a Loan Sale and Contribution Agreement, dated as of March 27, 2024 (the “Sale Agreement”), by and between the Company, as seller, and SIF III, as purchaser, pursuant to which the Company will sell or contribute certain loans held by the Company to SIF III to be used to support the borrowing base under the Live Oak Credit Facility. The Live Oak Credit Facility permits loan proceeds and excess cash in SIF III’s collection accounts to be distributed to the Company at any time based on three business days advance notice, subject to compliance with various conditions, including the absence of a default or event of default, the absence of an over-advance against the borrowing base and the absence of a violation of the financial covenants.

Under the Credit Agreement, the Company has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar financings. Pursuant to the terms of the Credit Agreement, SIF III must comply with the following financial covenants: (i) an Interest Coverage Test and (ii) an Overcollateralization Test.

The Credit Agreement contains customary events of default including, without limitation, nonpayment, misrepresentation of representations and warranties in a material respect, breach of covenant, bankruptcy, and change of control, with customary cure and notice provisions. Upon the occurrence and during the continuance of an event of default, Live Oak may terminate the commitments and declare the outstanding advances and all other obligations under the Live Oak Credit Facility immediately due and payable, subject to certain grace and standstill periods outlined in the Credit Agreement.

The foregoing description is only a summary of the material provision of the Live Oak Credit Facility and is qualified in its entirety by reference to copies of the Credit Agreement, the Equity Pledge Agreement, and the Sale Agreement, which are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Credit and Security Agreement, dated as of March 27, 2024, by and among Saratoga Investment Funding III, LLC, as borrower, Saratoga Investment Corp., as collateral manager and equityholder, the lenders from time to time party thereto, Live Oak Banking Company, as administrative agent and collateral agent, U.S. Bank National Association, as custodian, and U.S. Bank Trust Company, National Association, as collateral administrator
10.2	Equity Pledge Agreement, dated as of March 27, 2024, by and between Saratoga Investment Corp., as pledgor, and Live Oak Banking Company, as collateral agent for the benefit of the secured parties
10.3	Loan Sale and Contribution Agreement, dated as of March 27, 2024, by and between Saratoga Investment Corp., as seller, and Saratoga Investment Funding III LLC, as purchaser
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA INVESTMENT CORP.

Date: March 28, 2024	By:	/s/ Henri J. Steenkamp
	Name:	Henri J. Steenkamp
	Title:	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary

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